UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2024

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Louis S. Haddad as Chief Executive Officer Effective December 31, 2024

On November 14, 2024, Louis S. Haddad informed Armada Hoffler Properties, Inc. (the “Company”) of his decision to resign from his position as Chief Executive Officer of the Company (“Chief Executive Officer”), effective December 31, 2024. Mr. Haddad will remain a director and the Executive Chairman of the Board of Directors of the Company (the “Board”) through the Company’s 2025 annual meeting of stockholders, at which Mr. Haddad is expected to be nominated for reelection to the Board. Mr. Haddad’s decision to resign from his position as Chief Executive Officer is not the result of any disagreements with the Company with respect to its operations, policies, or practices.

On November 14, 2024, the Compensation Committee of the Board (the “Compensation Committee”) approved the acceleration of the vesting of all of Mr. Haddad’s time-vesting restricted shares of common stock to December 31, 2024, which consist of [112,625] restricted shares of common stock. Neither the Board nor the Compensation Committee approved any other changes to the compensation arrangements of Mr. Haddad.

Appointment of Shawn J. Tibbetts as Chief Executive Officer Effective January 1, 2025

On November 14, 2024, pursuant to the previously announced succession plan, the Board appointed Mr. Tibbetts, the Company’s President and Chief Operating Officer, to the position of Chief Executive Officer effective January 1, 2025. The Board expects to appoint Mr. Tibbetts to the Board upon his promotion to Chief Executive Officer.

Shawn J. Tibbetts, age 44, joined as the Company’s Chief Operating Officer in 2019 and was appointed as an executive officer in February 2020. Mr. Tibbetts was appointed as the Company’s President in February 2024. Mr. Tibbetts has more than 20 years of corporate leadership experience with a focus on operating efficiency, talent development and organizational design. Mr. Tibbetts previously served as the Port of Virginia’s President and COO of Virginia International Terminals, LLC from October 2014 to July 2019 where he was responsible for the portfolio’s P&L, logistics, operations, maintenance, labor relations, IT, safety, security, and capital infrastructure projects. Prior to joining the Port of Virginia in July 2010, Mr. Tibbetts served in various leadership roles at APM Terminals, a global subsidiary of A.P. Moller Maersk from March 2003 to June 2010. Mr. Tibbetts earned his B.B.A. from James Madison, his M.B.A. from the College of William & Mary and completed the Advanced Management Program at Harvard Business School.

The Board did not make any changes to Mr. Tibbetts’ compensatory arrangements in connection with his appointment as Chief Executive Officer.

Item 7.01 Regulation FD Disclosure.

On November 18, 2024, the Company issued a press release announcing the resignation of Mr. Haddad effective December 31, 2024 and the appointment of Mr. Tibbetts effective January 1, 2025. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 18, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: November 18, 2024	By:	/s/ Matthew Barnes-Smith
Matthew Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary